UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2022

HashiCorp, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41121	32-0410665
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Second Street Suite 700
San Francisco, California		94105
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 301-3250

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.000015 per share	HCP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2022, the Board of Directors (the “Board”) of HashiCorp, Inc. (the “Company”) appointed David Henshall to serve as a Class II director of the Company, with a term expiring at the Company’s 2023 annual meeting of stockholders. Upon joining the Board, Mr. Henshall will also be appointed to the Audit Committee and Nominating and Corporate Governance Committee of the Board.

Mr. Henshall served as President and Chief Executive Officer and as a member of the board of directors of Citrix Systems, Inc. (“Citrix”) from July 2017 to October 2021. Prior to this role, he served in various other roles at Citrix, including Chief Financial Officer and Chief Operating Officer, among others, beginning in April 2003. Mr. Henshall currently serves on the board of directors at New Relic, Inc., a digital intelligence company, and Everbridge Europe Limited, a global software company. Mr. Henshall holds a B.S. in Business Administration from the University of Arizona and an M.B.A. from Santa Clara University.

As a non-employee director, Mr. Henshall will receive compensation in the same manner as the Company’s other non-employee directors, which consists of cash and equity compensation for service on the Board. Specifically, Mr. Henshall will receive $30,000 in annual cash compensation for service on the Board with additional cash compensation payable for committee service, as applicable. Mr. Henshall will also receive (i) an initial grant of restricted stock units of the Company valued at approximately $390,000, which will vest annually over a three-year period, and (ii) an annual equity grant of restricted stock units of the Company, beginning at the Company’s next annual meeting of stockholders, valued at approximately $195,000, which will vest on the earlier of the one-year anniversary of the grant date or the date of the next annual meeting of stockholders. In addition, Mr. Henshall will enter into the Company’s standard director and officer indemnification agreement.

There are no arrangements or understandings between Mr. Henshall and any other person pursuant to which Mr. Henshall was selected as a director. There are no transactions, arrangements, or relationships in which Mr. Henshall has an interest that would require disclosure pursuant to Item 404(a) of Regulation S-K. Mr. Henshall does not have any family relationships with any of the Company’s directors or executive officers.

A copy of the press release announcing Mr. Henshall’s appointment as a director is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1 104	Press Release, dated September 27, 2022. Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HASHICORP, INC.

Date:	September 27, 2022	By:	/s/ Navam Welihinda
Navam Welihinda Chief Financial Officer